UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 6, 2010

MILLER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-14124	62-1566286
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8503 Hilltop Drive, Ooltewah, Tennessee	37363
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(423) 238-4171

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 6, 2010, Miller Industries, Inc., (the “Registrant”) entered into a Loan Agreement (the “First Tennessee Loan Agreement”) by and among the Registrant, certain of its subsidiaries and First Tennessee Bank National Association (“First Tennessee”) for a $20.0 million unsecured revolving credit facility (the “First Tennessee Facility”).  The First Tennessee Facility expires on March 31, 2012.

In the absence of a default, all borrowings under the First Tennessee Facility bear interest at the LIBOR Rate (as defined in the Master Revolving Credit Note by and among the Registrant, certain of its subsidiaries and First Tennessee) plus a margin of 1.75% per annum.  Any amounts not paid when due shall bear interest after maturity at the lesser of (i) the “base rate” announced by First Tennessee from time to time plus 3.00% per annum or (ii) the maximum rate allowed by applicable law.

The Registrant will pay a non-usage fee under the First Tennessee Loan Agreement at a rate per annum equal to between 0.15% and 0.35% of the unused amount of the First Tennessee Facility, which fee shall be paid quarterly.

The First Tennessee Loan Agreement contains such representations and warranties and such financial, affirmative and negative covenants by the Registrant and its subsidiaries as are usual and customary for loan agreements of such kind.  In connection with the First Tennessee Loan Agreement, the Registrant entered into agreements (the “Agreements”) with First Tennesee pursuant to which the Registrant agreed not to create, incur, assume or suffer to exist any encumbrance or any security interest, other than Permitted Encumbrances (as defined in the First Tennessee Loan Agreement) in certain of the Registrant’s plant, real property, equipment, machinery, accounts receivable, patents or other assets.

The Registrant has paid customary closing and arrangement fees upon the closing of the First Tennessee Loan Agreement and will also pay other fees customary for transactions of this type.  The Registrant has no immediate plans to draw down any amount under the First Tennessee Facility.

The First Tennessee Facility replaces the Registrant’s previous $27.0 million senior secured credit facility with Wachovia Bank, National Association.  As a result, on April 6, 2010, the Registrant terminated the Credit Agreement, as amended, dated June 17, 2005, by and among the Registrant, certain of its subsidiaries and Wachovia Bank, National Association (the “Wachovia Credit Agreement”).  There were no loans outstanding under the Wachovia Credit Agreement as of April 6, 2010.

The description of the First Tennessee Loan Agreement and the Agreements set forth above are summaries and are not meant to be a complete description of the First Tennessee Loan Agreement or the Agreements.  The description of the First Tennessee Loan Agreement set forth above is qualified by reference to the First Tennessee Loan Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.  The description of the Agreements set forth above is qualified by reference to the Agreements filed herewith as Exhibits 10.2 and 10.3 and incorporated herein by reference.  The First Tennessee Loan Agreement and the Agreements have been included to provide information regarding its terms, however they are not intended to provide any other factual or disclosure information about the Registrant.  Any representations and warranties of a party set forth in the First Tennessee Loan Agreement (including all exhibits and schedules thereto) have been made solely for the benefit of the other party to the agreement.  Some of the representations and warranties were made only as of the date of the First Tennessee Loan Agreement or such other date as specified in the First Tennessee Loan Agreement, may be subject to a contractual standard of materiality different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information required by Item 1.02 relating to the termination of the Wachovia Credit Agreement is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by Item 2.03 relating to the First Tennessee Loan Agreement is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

On April 7, 2010, the Registrant issued a press release (the “Release”) announcing the First Tennessee Facility described in this Current Report on Form 8-K.  A copy of the Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits.

Exhibit No.	Description
10.1	Loan Agreement, dated April 6, 2010, by and among the Registrant, certain of the Registrant’s wholly-owned subsidiaries, and First Tennessee Bank National Association
10.2	Agreement, dated April 6, 2010, by and between the Registrant, certain of the Registrant’s wholly-owned subsidiaries, and First Tennessee Bank National Association
10.3	Agreement, dated April 6, 2010, by and between the Registrant, certain of the Registrant’s wholly-owned subsidiaries, and First Tennessee Bank National Association
99.1*	Press Release of Miller Industries, Inc. dated April 7, 2010

*	Furnished solely pursuant to Item 7.01 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER INDUSTRIES, INC.
(Registrant)

By:  /s/ Frank Madonia
Frank Madonia
Executive Vice President, General Counsel and Secretary

Date: April 12, 2010